UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 26, 2011

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina		27410
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On October 26, 2011, Unifi, Inc. (the “Registrant”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”). The following are the voting results on each matter submitted to the Registrant’s shareholders at the Annual Meeting:

Proposal 1: Election of Directors. The Registrant’s shareholders elected the following ten nominees as directors, to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified, by the following vote:

Name	For	Withheld	Broker Non-Votes
William J. Armfield, IV	14,084,305	99,960	—
R. Roger Berrier, Jr.	14,105,897	78,368	—
Archibald Cox, Jr.	14,050,855	133,410	—
William L. Jasper	14,107,049	77,216	—
Kenneth G. Langone	13,902,586	281,679	—
George R. Perkins, Jr.	14,109,590	74,675	—
Suzanne M. Present	13,690,802	493,463	—
William M. Sams	14,048,236	136,029	—
G. Alfred Webster	13,858,504	325,761	—
Mitchel Weinberger	13,783,291	400,974	—

Proposal 2: Advisory Vote on Executive Compensation. The Registrant’s shareholders voted to approve, on a non-binding basis, the compensation of the Registrant’s named executive officers, by the following vote:

For	Against	Abstentions	Broker Non-Votes
13,322,112	854,018	8,135	—

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. The Registrant’s shareholders voted to approve, on a non-binding basis, holding future advisory votes on executive compensation on an annual basis, by the following vote:

One Year	Two Years	Three Years	Abstentions
13,387,868	51,001	739,946	5,450

In light of the results of the vote on Proposal 3 and other factors considered by the Board of Directors of the Registrant, the Board of Directors determined to include an advisory vote on executive compensation in its proxy materials on an annual basis until the next required vote on the frequency of advisory votes on executive compensation. Under Securities and Exchange Commission rules, the Registrant must hold these votes on frequency at least once every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/S/ CHARLES F. MCCOY
Charles F. McCoy Vice President, Secretary and General Counsel

Dated: October 26, 2011